Exhibit 10.5
SUBORDINATION AGREEMENT
     This Subordination Agreement (this “Agreement”) dated August 14, 2007, for reference purposes, is made by and between Mid-Peninsula Bank — part of Greater Bay Bank N.A. (“Senior Lender”), and American Medical Systems, Inc. (“AMS”), a Delaware corporation, and Laserscope (“Laserscope”), a California corporation and wholly-owned subsidiary of AMS (AMS and Laserscope are hereby collectively called “Subordinate Lender”), and Iridex Corporation, a Delaware corporation (“Borrower”), with reference to the following facts.
Recitals
     Senior Lender has made, and in the future may make, further credit accommodations available to Borrower pursuant to the terms and provisions of that Business Loan and Security Agreement (the “Domestic Agreement”) dated as of January 16, 2007, and Export-Import Bank Loan and Security Agreement (the “Exim Agreement”) dated as of January 16, 2007.
     Subordinate Lender has made, or in the future may make, credit accommodations available to Borrower arising out of or relating to that Asset Purchase Agreement dated November 30, 2006 (the “Asset Purchase Agreement”), and that certain Product Supply Agreement dated January 16, 2007 as amended by a letter agreement dated June 27, 2007, as further amended by that letter agreement dated July 31, 2007 and the letter agreement dated August 6, 2007 (the “Product Supply Agreement”), both as amended by a Settlement Agreement dated August 14, 2007 (the “Settlement Agreement”), by and between Subordinate Lender and Borrower (the “Subordinate Credit Agreement”).
     NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms used herein shall have the following meanings:
          “Collateral” means any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Debt pursuant to the Senior Loan Documents.
          “Loan Party” means Borrower and any affiliates of Borrower who now or hereafter executes and delivers any guaranties or security documents in favor of Senior Creditor with respect to Senior Debt or in favor of Subordinate Lender with respect to Subordinate Debt.
          “Proceeding” means any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Loan Party or any of their respective properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of any Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of any Loan Party or (d) other marshaling of the assets of any Loan Party.
          “Proceeds” have the meaning assigned to it under the UCC, shall also include “products” (as defined in the UCC), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          “Senior Creditor” means, individually and collectively, Senior Lender and all other present or future holders of all or part of the Senior Debt or any other indebtedness of Borrower that is incurred for the purpose of paying in full the Senior Debt, and their respective successors and assigns.
          “Senior Debt” means and include all indebtedness, obligations and liabilities of any Loan Party under the Senior Loan Documents, including without limitation all principal and interest (including interest accrued subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law) and other amounts payable thereunder, in either case whether now or hereafter arising, direct or indirect, primary or secondary, joint, several or joint and several, final or contingent and whether incurred as maker, endorser, guarantor or otherwise.
          “Senior Loan Documents” means the Senior Notes, the Domestic Agreement and the Exim Agreement and all agreements, documents and instruments executed and delivered in connection therewith.
          “Senior Notes” mean that certain (a) Promissory Note (Term Loan) executed by Borrower payable to the order of Senior Creditor dated January 16, 2007, in the original principal amount of $6,000,000.00, and (b) Promissory Note (Line of Credit) executed by Borrower payable to the order of Senior Creditor dated January 16, 2007, in the original principal amount of $6,000,000.00, including all renewals, extensions or modifications thereof;
          “Stop Payment Notice” shall have the meaning set forth in Section 3(a) hereof.
          “Subordinate Creditor” means, individually and collectively, Subordinate Lender and all other present or future holders of all or part of the Subordinate Debt, and their respective successors and assigns.
          “Subordinate Debt” means and include all indebtedness, obligations and liabilities of any Loan Party under the Subordinate Loan Documents, including, without limitation, all principal and interest (including post-petition interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law) and other amounts payable thereunder, in either case whether now or hereafter arising, direct or indirect, primary or secondary, joint, several or joint and several, final or contingent and whether incurred as maker, endorser, grantor or otherwise.
          “Subordinate Loan Documents” means the Asset Purchase Agreement, the Product Supply Agreement, the Settlement Agreement, and all agreements, documents and instruments executed and delivered in connection therewith, including a Security Agreement of even date herewith by and between Subordinate Lender and Borrower.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.
     2. General. Notwithstanding any provisions of the Subordinate Loan Documents to the contrary, the Subordinate Debt shall be subordinate and junior in right of payment to all Senior Debt, to the extent and in the manner provided for in this Agreement, and each Subordinate Creditor, by acceptance thereof, whether upon original issuance, transfer, assignment or exchange, agrees to be bound by the provisions of this Agreement.
     3. Subordination in the Event of Certain Defaults.
          (a) If (i) any default in the payment on account of any principal of or interest on, or any other amounts owing in respect of, any Senior Debt (whether at maturity or at a date fixed for prepayment or by declaration, acceleration or otherwise) occurs or exists, or (ii) any event of default under any provision of any of the Senior Loan Documents occurs or exists, then the rights of Subordinate Creditor to demand, sue for, take, receive or accept from Borrower by set-off or in any other manner, any payment, distribution or Collateral on account of the Subordinate Debt, shall be suspended during any Payment Blockage Period. For purposes of this Agreement, “Payment Blockage Period” shall mean a period commencing from and after the date that Subordinate Creditor receives a notice to suspend payments under the Subordinate Debt which is accompanied by a copy of the notice of default that the Senior Creditor sent to Borrower (a “Payment Blockage Notice”), and ending upon the earliest to occur of the following: (1) each event of default which is the subject of such Payment Blockage Notice shall have been waived in writing by Senior Creditor or cured to Senior Creditor’s satisfaction (whether by amendment of the Senior Loan Documents or otherwise), (2) the Senior Debt has been paid in full and all commitments of the Senior Creditor to Borrower under the Senior Loan Documents shall have expired or been terminated, (3) 120 consecutive days have elapsed since the receipt by Subordinate Creditor of the Payment Blockage Notice, or (iv) the benefits of this Section 3(a) have been waived in writing by Senior Creditor. One or more Payment Blockage Notices may be issued pursuant to this Section 3(a) provided that the aggregate number of days during which payment to the Subordinated Creditor may be blocked does not exceed an aggregate of 180 days in any period of 365 consecutive days. At the end of any Payment Blockage Period, Borrower may resume making any and all required payments pursuant to the terms of the Subordinate Loan Documents, including any payments missed during such Payment Blockage Period or at any other time, except to the extent that by making any such payments Borrower will cause any event of default to occur under any provision of any of the Senior Loan Documents in which case Borrower shall limit payments to Subordinate Creditor only to that amount which will not cause such an event of default to occur.

          (b) Unless or until Senior Creditor exercises its rights under Section 3(a), Borrower is authorized to pay all amounts as scheduled in the Subordinate Loan Documents except that Borrower agrees not to make any payment to Subordinate Creditor if any such payments will cause any event of default to occur under any provision of any of the Senior Loan Documents. Notwithstanding anything else contained herein to the contrary, Subordinate Creditor shall be entitled to receive cash payments against delivery of finished goods products, hand pieces and spare parts sold to Borrower under Sections 2(a) and 2(b) of the Settlement Agreement, whether such finished goods, hand pieces and spare parts are delivered before or after termination or expiration of the Product Supply Agreement , including during any Payment Blockage Period, provided that such payments are made by Borrower in full compliance with the payment terms of the Product Supply Agreement requiring Borrower to pay cash in advance or via a confirmed letter of credit (“Advance Product Payments”). For the avoidance of doubt, Subordinate Creditor and Borrower acknowledge and agree that in no event will the foregoing exception for Advance Product Payments during any Payment Blockage Period be applicable to any payments by Borrower of (i) the Adjustment Amount (as defined in the Settlement Agreement) or any accrued interest thereon, or (ii) the Final Product Inventory Payment (as defined in the Settlement Agreement) or any accrued interest thereon.
     4. Subordination in the Event of Insolvency, Etc. In the event and during the continuance of any Proceeding, all Senior Debt shall first be finally and irrevocably paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property (except for securities which are subordinate and junior in right of payment to the payment of Senior Debt at least to the extent provided in this Agreement), shall be made, received or accepted for or on account of any Subordinate Debt other than Advance Product Payments. In the event of any Proceeding, any payment or distribution in any such Proceeding of any kind or character, whether in cash, securities or other property which would otherwise (but for this Agreement) be payable or deliverable in respect of any Subordinate Debt shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to Senior Creditor, for application in payment of the Senior Debt in accordance with the priorities then existing among such holders, to the extent necessary to pay in full all Senior Debt then remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Creditor.
     5. Standstill. Subordinate Creditor agrees to send to Senior Creditor, at the same time it is sent to any Loan Party, a copy of any notice of default under the Subordinate Debt sent to any Loan Party and further agrees that for at least 10 days thereafter, and if Senior Creditor sends to Borrower with copy to Subordinate Creditor a Payment Blockage Notice, then after receipt of a Payment Blockage Notice, Subordinate Creditor shall not, during the Payment Blockage Period commenced upon receipt of such Payment Blockage Notice, exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under the Subordinate Loan Documents or take any action toward the collection of any Subordinate Debt until the end of such Payment Blockage Period, provided, however, if a Proceeding occurs the Subordinate Creditor may, during the Payment Blockage Period, file a proof of claim and otherwise participate to the fullest extent under applicable law in any Proceeding and, unless otherwise agreed by the Senior Creditor, all amounts and other property received by Subordinate Creditor as a result of any such actions shall be paid over and delivered to the Senior Creditor in accordance with the provisions of Section 8. The failure to make a payment of principal of, interest on, or fees, costs or expenses relative to, any of the Subordinate Debt by reason of any provision of this Agreement shall not be construed as preventing the occurrence of a default or event of default with respect to such Subordinate Debt, nor shall any provision of this Agreement prevent acceleration of the Subordinate Debt in accordance with the terms of the Subordinate Loan Documents.
     6. Payments Notwithstanding. No payment or distribution of any character, whether in cash, securities or other property (except for securities that are subordinate and junior in right of payment to the payment of Senior Debt at least to the extent provided in this Agreement), to which Subordinate Creditor would have been entitled except for the provisions of this Agreement and that shall have been made to or for the account of Senior Creditor shall, as between each Loan Party and its creditors (other than Senior Creditor), be deemed to be a payment or distribution by such Loan Party to or for the account of Senior Creditor, and from and after the payment in full in cash of all Senior Debt, Subordinate Creditor shall be subrogated to all rights of Senior Creditor to receive any further payments or distribution applicable to the Senior Debt until the Subordinate Debt shall be paid in full, and no such payment or distribution made pursuant to such rights of subrogation to Subordinate Creditor that otherwise would be payable or distributable to or for the account of Senior Creditor shall, as between each Loan Party and its creditors (other than Subordinate Creditor), be deemed to be a payment or distribution by such Loan Party to Subordinate Creditor or on account of the Subordinate Debt.
     7. No Prejudice or Impairment. The provisions of this Agreement are solely for the purposes of defining the relative rights of Senior Creditor, on the one hand, and Subordinate Creditor, on the other hand. Senior Creditor shall not be prejudiced in the right to enforce subordination of the Subordinate Debt by any act or failure to act by any Loan Party or anyone in custody of the Collateral. Nothing herein shall impair, as between each Loan Party and Subordinate Creditor, the obligation of such Loan Party, which is unconditional and absolute, to pay to Subordinate Creditor the principal of and interest on the Subordinate Debt as and when the same shall become due in accordance with their terms, nor shall anything herein prevent Subordinate Creditor from exercising all remedies otherwise permitted by applicable law upon default under the Subordinate Loan Documents, subject, however, to the provisions of this Agreement and the rights of Senior Creditor to the extent provided herein.
     8. Turnover of Payments. If any payment, distribution or security (except for securities of Borrower that are subordinated and junior in right of payment to the payment of Senior Debt at least to the extent provided in this Agreement), or the proceeds of any thereof, shall be collected or received by Subordinate Creditor in contravention of any of the terms of this Agreement and prior to the irrevocable payment in full of Senior Debt at the time outstanding, the holder thereof will forthwith deliver such payment, distribution, security or proceeds to Senior Creditor and, until so delivered, the same shall be held in trust by such holder as the property of Senior Creditor.
     9. Priorities Regarding Collateral. Any and every lien and security interest in the Collateral in favor of or held for the benefit of Senior Creditor, to the extent perfected and enforceable, has and shall have priority over any lien or security interest that Subordinate Creditor now has or may hereafter acquire in the Collateral, to the extent perfected and enforceable by Subordinate Creditor, notwithstanding any statement or provision contained in the Subordinate Loan Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the UCC or under any other law governing the relative priorities of secured creditors. At any time during which all or any part of the Senior Debt remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Senior Creditor or other party hereto (or any agent therefor) upon all or any part of the Collateral shall be applied in the following order of priorities irrespective of the application of any rule of law or the defect or impairment of any Senior Loan Document, Subordinate Loan Document or security interest, lien or assignment thereunder:

first,	to the payment of all costs and expenses of Senior Creditor (including, without limitation, the reasonable fees and expenses of legal counsel and other agents) incurred in connection with the collection of such Proceeds or the protection of the rights and interests of Senior Creditor therein;

second,	to the payment in lull of all Senior Debt, to be applied first to late charges, penalty fees and the like, if any, and next to accrued and unpaid interest, and then to the payment of outstanding principal in such order as Senior Creditor shall determine in its sole discretion;

third,	to the payment of all costs and expenses of Subordinate Creditor (including, without limitation, the reasonable fees and expenses of legal counsel and other agents) incurred in connection with the collection of such Proceeds or the protection of the rights and interests of Subordinate Creditor;

fourth,	to the payment in full of all Subordinate Debt in such order as Subordinate Creditor shall determine in its sole discretion; and

finally,	to pay any surplus then remaining to the owner of the Collateral or its successors or assigns or as a court of competent jurisdiction may direct.
In the event any party to this Agreement receives Proceeds of the Collateral to which it is not entitled under this Section 9, such party shall be deemed to hold all of such Proceeds in trust for the benefit party entitled thereto under this Section 9. Subordinate Creditor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which proceedings are pending, or a certificate of the liquidating trustee or other person making any distribution to Subordinate Creditor, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Creditor and the holders of other debt of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.
     10. Benefit of Agreement; Amendments of Certain Documents; Etc. This Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become a Senior Creditor, and such provisions are made for the benefit of each Senior Creditor and each of them may enforce such provisions. The provisions of the Subordinate Loan Documents may not be amended or modified in any respect which may adversely affect a Senior Creditor or violate the terms of the Senior Loan Documents as such documents are in effect on the date hereof, including, without limitation, no change in the scheduled payments or in the maturity date shall be made by Borrower and allowed by Subordinate Creditor without Senior Creditor’s prior written consent, and notwithstanding anything to the contrary contained in the Subordinate Loan Documents, no prepayments of the Subordinated Debt in whole or in part shall be made by Borrower and allowed by Subordinate Creditor for so long as this Agreement is in force and effect without Senior Creditor’s prior written consent. Neither Senior Creditor nor, except as herein provided, Subordinate Creditor shall have any obligation to preserve rights in the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any person. No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law. Any agreements, documents or instruments which at anytime evidence the Subordinate Debt or any part thereof shall be marked with a legend stating that payment hereunder is subject to the terms and provisions of this Agreement. Subordinate Creditor hereby grants to Senior Creditor the right to file proofs of claim on account of the Subordinate Debt in any Proceeding in the event that Subordinate Creditor fails to do so within 15 days of the bar date pertaining thereto; provided, however, that Senior Creditor shall not be permitted to vote such claim, all voting rights with respect thereto being hereby retained by Subordinate Creditor.
     11. Representations and Warranties. Each of the parties hereto hereby represents and warrants that (a) it has full power, authority and legal right to make and perform this Agreement, and (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     12. Amendment. Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Senior Creditor and Subordinate Creditor.
     13. Successors and Assigns. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. Subordinate Creditor and Senior Creditor further agree between themselves and solely for their own collective benefit, that if Borrower is in the process of refinancing a portion of the Senior Debt or Subordinate Debt with a new lender (such refinancing to be in accordance with the provisions of the Senior Loan Documents) and if the party who wishes to be refinanced makes a request of the other parties hereto, Subordinate Creditor or Senior Creditor, as the case may be, may agree (but shall not be obligated to agree) to enter into a new, substitute agreement with the new lender; provided, however, that any such new, substitute agreement shall be in a form, and contain such terms and conditions, as may be acceptable to the party whose financial accommodations to Borrower are not being refinanced; and provided further, however, that in no circumstances shall the party hereto whose financial accommodations to Borrower are not being refinanced be obligated to enter into such an agreement if the substitute agreement deprives it of any material right, privilege or benefit accorded to it hereunder.
     14. Governing Law. This Agreement will be governed by federal law applicable to Senior Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been signed and delivered by Subordinate Lender and Borrower and accepted by Senior Lender in the State of California.
     15. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given and received, for purposes hereof, when delivered by hand or three days after being deposited in the mail, postage prepaid, certified mail, return receipt required, or in the case of facsimile notice, when sent to the number set forth below, addressed as follows:

If to Senior Creditor:	Mid-Peninsula Bank — part of Greater Bank NA.
420 Cowper Street
Palo Alto, CA 94301
Attention: Sara Lewis, Senior VP
Facsimile: (650) 322-7421

with a courtesy copy to:	Thoits, Love, Hershberger & McLean
Two Palo Alto Square, Suite 500
Palo Alto, CA 94306
Attention: Terrence P. Conner, Esq.
Facsimile: (650) 325-5572

If to Subordinate Creditor:	American Medical Systems, Inc.
10700 Bren Road West
Minnetonka, MN 55343
Attention: _John Armbruster
Facsimile: (952) 930-6461

with a courtesy copy to:	Oppenheimer Wolf & Donnelly LLP
45 South 7th Street, Suite 3300
Minneapolis, MN 55402
Attention: Thomas A. Letscher, Esq.
Facsimile: (6l2) 607-7l00

If to a Loan Party:	Iridex Corporation
1212 Terra Bella Avenue
Mountain View, CA 94043
Attention: Barry G. Caldwell, President & CEO
Facsimile: (650) 940-4710

with a courtesy copy to:	Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Andrew J. Hirsch, Esq.
Facsimile: (650) 493-6811
, or at such address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five business days after the same shall have been deposited in the United States mail, certified, return receipt requested. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.
     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that delivery by facsimile or in a PDF file via the Internet of executed signature pages shall be deemed execution of this Agreement. All facsimile or PDF signatures of this Agreement shall be deemed originals for all purposes.
[Remainder of page intentionally left blank.]

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

SUBORDINATE LENDER:

AMERICAN MEDICALSYSTEMS INC.

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

LASERCOPE

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

SENIOR LENDER:

MW-PENINSULA BANK — A PART OF
GREATER BAY BANK N.A.

By:	/s/ Patrick Pierre

Name:	Patrick Pierre

Title:	Senior Vice President

BORROWER:

IRIDEX CORPORATION

By:	/s/ Barry G. Caldwell

Name:	Barry G. Caldwell

Title:	Pres & CEO

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

SUBORDINATE LENDER:

AMERICAN MEDICALSYSTEMS, INC.

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

LASERSCOPE

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

SENIOR LENDER:

MID-PENINSULA BANK — A PART OF
GREATER BAY BANK NA.

By:	/s/ Patrick Pierre

Name:	Patrick Pierre

Title:	Senior Vice President

BORROWER:

IRIDEX CORPORATION

By:	/s/ Barry G. Caldwell

Name:	Barry G. Caldwell

Title:	Pres & CEO

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

SUBORDINATE LENDER:

AMERICAN MEDICALSYSTEMS, INC.

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

LASERSCOPE

By:	/s/ John F. Nealon

Name:	John F. Nealon

Title:	Senior Vice President, Business Development

SENIOR LENDER:

MID-PENINSULA BANK — A PART OF
GREATER BAY BANK NA.

By:	/s/ Patrick Pierre

Name:	Patrick Pierre

Title:	Senior Vice President

BORROWER

IRIDEX CORPORATION

By:	/s/ Barry G. Caldwell

Name:	Barry G. Caldwell

Title:	Pres & CEO